                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)240.14a-12

                            Pratt Hotel Corporation
                            -----------------------
               (Name of Registrant as Specified in its Charter)


                            Pratt Hotel Corporation
                            -----------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i) (1) or 14a-6(i) (2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i) (3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount previously paid:
                                -------------------------------------
     2)  Form, Schedule or Registration Statement No.:
                                                      ---------------
     3)  Filing Party:
                      -----------------------------------------------
     4)  Date Filed:
                    -------------------------------------------------

                            PRATT HOTEL CORPORATION

                        Two Galleria Tower, Suite 2200
                            13455 Noel Road, LB 48
                             Dallas, Texas  75240

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 31, 1996


To the Stockholders of
 Pratt Hotel Corporation

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pratt Hotel Corporation (the "Company") will be held at the Westin Hotel, 13340 Dallas Parkway, in the City of Dallas, Texas 75240 on the 31st day of July 1996, at 10:00 a.m. (local time) for the following purposes:

    1. To elect five (5) directors to hold office until their respective successors have been duly elected and qualified.

    2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for fiscal year 1996.

    3. To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on June 21, 1996, as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, such meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to such meeting.

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGE OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR STOCKHOLDERS WILL REDUCE THE TIME AND EXPENSE OF PROXY SOLICITATION.

                    BY ORDER OF THE BOARD OF DIRECTORS,



                    William D. Pratt, Secretary

Dallas, Texas
July 3, 1996

                            PRATT HOTEL CORPORATION
                        Two Galleria Tower, Suite 2200
                            13455 Noel Road, LB 48
                             Dallas, Texas  75240



Dear Shareholders:

          Pratt Hotel Corporation reported record revenues for 1995. Net revenues for the year climbed to $303.8 million from $295.4 million reported in 1994, an increase of 2.8%. Higher marketing and promotional costs at the Sands Hotel and Casino in Atlantic City, New Jersey affected fourth quarter earnings; however, for the year overall, earnings before interest, taxes, depreciation and amortization (EBITDA) rose to $52.1 million in 1995, up slightly from $51.7 million in 1994.

          Our successful revenue increase was a result of increased gaming space at the Sands Hotel and Casino, which helped boost net revenues at our property by 3.2%. This expansion, accompanied by a shift in marketing focus, provides the Sands with the tools necessary to compete for the high-end segment of the gaming market. Capital improvements at the Sands are now underway which will furnish the high-end customer with suite upgrades and access to luxurious amenities including the Plaza Club and health and exercise facilities.

          During the second quarter of 1995, slot machine capacity was increased by 33.7% at the Hollywood Casino(Registered Trademark Symbol) in Aurora, Illinois, a property managed by Pratt Hotel Corporation. Fees earned from the Aurora property totaled $9.4 million this year, down slightly from $10 million in 1994. Management fees were negatively affected during the construction phase of the expansion process; however, since completion of the project, fees have trended favorably.

          Our planned changes and shift in marketing focus at the Sands encourage us to proceed into 1996 with a sense of optimism.

          As always, we appreciate your continued confidence in Pratt Hotel Corporation and we look forward to a successful and profitable 1996.

Sincerely,



/s/  Jack E.  Pratt
- -------------------
Jack E. Pratt
Chairman of the Board and
Chief Executive Officer

                            PRATT HOTEL CORPORATION

                        Two Galleria Tower, Suite 2200
                            13455 Noel Road, LB 48
                             Dallas, Texas  75240

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 31, 1996

                    SOLICITATION AND REVOCATION OF PROXIES

  This Proxy Statement and the accompanying Proxy are being mailed to the stockholders of Pratt Hotel Corporation (the "Company") on or about July 3, 1996, in connection with the solicitation of Proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held on July 31, 1996 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment(s) thereof.

  The accompanying form of Proxy is designed to permit each holder of the Company's common stock, par value $.10 per share ("Common Stock"), to vote for or withhold voting for any or all of the nominees for election as directors of the Company listed under Proposal 1 and to authorize the proxies to vote in their discretion with respect to any other proposal brought before the Annual Meeting. When a stockholder's executed and dated proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, such Proxy will be voted by those persons named in the Proxy at the Annual Meeting: FOR the election of the nominees specified under the caption "Election of Directors" and FOR the ratification of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1996.

  The Company encourages the personal attendance of stockholders at its annual meetings, and giving of a Proxy does not preclude the right to vote in person should any stockholder giving the Proxy so desire. Any stockholder of the Company giving a Proxy has the right to revoke his or her Proxy at any time prior to the voting thereof either in person at the Annual Meeting or by giving written notice to the Company addressed to Mr. William D. Pratt, Secretary, Pratt Hotel Corporation, Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

  In addition to the solicitation of Proxies by use of the mail, officers and regular employees of the Company may solicit the return of Proxies by personal interview, telephone and telegraph. Such officers and employees will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of stock. The cost of preparing, printing, assembling, and mailing the Notice of Annual Meeting, this Proxy Statement, the form of Proxy enclosed herewith, any additional material, the cost of forwarding solicitation material to the beneficial owners of stock, and other costs of solicitation are to be borne by the Company.

                            PURPOSES OF THE MEETING

  At the Annual Meeting, the stockholders of the Company will consider and vote on the following matters:

  1. The election of five (5) directors to hold office until their respective successors have been duly elected and qualified.

  2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for fiscal year 1996.

  3. Such other and further business as may properly come before the meeting or any adjournment(s) thereof.


                   VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

General

  The Board of Directors of the Company has fixed the close of business on June 21, 1996, as the record date (the "Record Date") for the Annual Meeting. Only holders of record on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. On the Record Date there were 5,186,627 shares of Common Stock issued and outstanding, all of which are entitled to vote. The Common Stock is the only class of stock entitled to vote at the Annual Meeting. Holders of the Company's Common Stock of record as of the Record Date will be entitled to one (1) vote per share on all matters to be acted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary to constitute a quorum to transact business. In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for certain nominees for director. Abstentions are counted for purposes of determining a quorum to conduct business, but are ignored in vote tabulation, thereby increasing the number of votes necessary to effectuate any proposal. Broker "non-votes" (i.e., shares held in nominee name by brokers on behalf of customers, which shares are not represented by proxy) are not counted for purposes of the meeting.

  All shares of Common Stock will vote as a single class. Neither the Company's Certificate of Incorporation nor its Bylaws provide for cumulative voting rights.

  Regulation

  Holders of Common Stock may be subject to certain regulatory restrictions on ownership. Holders are subject to the qualification provisions of the New Jersey Casino Control Act (the "Casino Act") relating to financial sources and may, in the sole discretion of the New Jersey Casino Control Commission with the concurrence of the Division of Gaming Enforcement, be required to make filings, submit to regulatory proceedings and qualify under the Casino Act. A holder of Common Stock who cannot legally hold such shares, or who exposes the Company to a risk of loss of a license or other regulatory risks, may be required to sell his or her shares of Common Stock to a qualified buyer or to the Company at the price prescribed by law or, if no price is prescribed, at the fair market value (defined in the Company's Certificate of Incorporation).

Security Ownership of Certain Beneficial Owners

  The information called for by this item is incorporated herein by reference from Part III, Item 12, "Security Ownership of Certain Beneficial Owners and Management," as included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

Security Ownership of Management

  The information called for by this item is incorporated herein by reference from Part III, Item 12, "Security Ownership of Certain Beneficial Owners and Management," as included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                             ELECTION OF DIRECTORS

  The Bylaws of the Company provide that the Board of Directors shall consist of not fewer than three (3) nor more than nineteen (19) members (exclusive of advisory directors) and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors at any meeting. By action of the Board of Directors, the number of directors comprising the Board of Directors has been set at five (5).

  Unless otherwise directed on any duly executed and dated Proxy, it is the intention of the persons named in such Proxy to nominate and to vote the shares represented by such Proxy for the election of the nominees listed in the table below for the office of director of the Company to hold office until their respective successors have been duly elected and qualified:

                                      Year First
                                       Became a
    Name and Age                       Director       Present Offices Held in the Company
    ------------                      ----------      -----------------------------------

Bernard A. Capaldi, CPA (53)              1988        Director
Edward D. Muir (85)                       1969        Director
Jack E. Pratt (69)                        1969        Chairman of the Board, Chief
                                                       Executive Officer and Director
Edward T. Pratt, Jr. (72)                 1969        Vice Chairman of the Board, Treasurer
                                                       and Director
William D. Pratt (67)                     1969        Executive Vice President, Acting General
                                                       Counsel, Secretary and Director

  The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the person or persons voting the Proxy will vote the shares represented by such Proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors. Each nominee, so far as the Board can determine, is willing to serve and intends to serve the entire term if elected. If elected as a director of the Company, each director will hold office until his respective successor has been duly elected and qualified.

Business Experience for Past Five Years

  The following information summarizes the business experience during at least the past five years of each person nominated to be a director of the Company:

  Mr. Bernard A. Capaldi is a certified public accountant and is a principal of Capaldi, Reynolds & Associates, P.A., C.P.A.'s in New Jersey, and has held such position since 1965. He is also the Chairman of the Board of Shore Memorial Hospital's parent holding company.

  Mr. Edward D. Muir is currently retired. He is a former Senior Vice President of Rauscher Pierce Refsnes of San Antonio, Texas, an investment banking firm, and was associated with Rauscher Pierce Refsnes in numerous executive capacities for more than five years.

  Mr. Jack E. Pratt has served as Chairman of the Board, a director and Chief Executive Officer of the Company for more than five years. Mr. Pratt has also served as a director of HCC since its inception in 1990.

  Mr. Edward T. Pratt, Jr. has served as Vice Chairman of the Board and a director and executive officer of the Company for more than five years. Mr. Pratt has also served as a director of HCC since its inception in 1990.

  Mr. William D. Pratt has served as Executive Vice President, Secretary and a director of the Company for more than five years. He also currently serves as Acting General Counsel and, prior to May 1995, served as General Counsel of the Company for more than five years. Mr. Pratt has also served as a director of HCC since its inception in 1990. Mr. Pratt also served as Vice President and Secretary of Southmark San Juan, Inc. ("SSJ"), 46.3% of the stock of which is owned by a subsidiary of the Company, at the time of the filing by SSJ on August 20, 1992 of a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. In November 1992, the reorganization plan was confirmed by the Bankruptcy Court.

Required Vote

  Assuming the presence of a quorum, the affirmative vote of the holders of at least a plurality of the issued and outstanding shares of Common Stock present, in person or by proxy, at the Annual Meeting is necessary for the election of directors. Hollywood Casino Corporation has informed the Company that it intends to vote all of its shares of Common Stock in favor of the nominees, and, because Hollywood Casino Corporation owns 80.1% of the outstanding Common Stock, election of the nominees is assured.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

Board Meetings and Committees

  Nonemployee directors of the Company received an annual fee of $25,000 for service on the Board of Directors and $1,000 for each Board meeting attended during 1995. The Board of Directors of the Company held four regularly scheduled meetings during the year ended December 31, 1995. Mr. William D. Pratt attended 60% of the meetings of the Board of Directors and Committees thereof for which he was eligible to serve. All other directors attended all meetings of the Board of Directors and committees thereof for which they were eligible to serve.

  The Board of Directors of the Company has Audit, Executive and Compensation Committees, but does not have a standing nominating committee. Nonemployee members of the Audit Committee receive an annual fee of $2,500 for service on the committee and $500 for each committee meeting attended. No additional compensation or fees are paid to directors for attending Executive and Compensation Committee meetings.

  Audit Committee. The Audit Committee has the duty to (i) recommend annually to the Board of Directors the independent public accountants to be engaged to audit the books, records and accounts of the Company for the ensuing year; (ii) arrange the details for the engagement of the independent public accountants, including the remuneration to be paid; (iii) review with the Company's independent public accountants, as well as the Company's controller and other appropriate personnel, the Company's general policies and procedures with respect to audits and accounting and financial controls and the general accounting and reporting principles that should be applied in preparing the Company's financial statements; (iv) meet with the independent public accountants as required and review with them the Company's interim and year-end financial statements, any certification, report or opinion that the independent public accountants propose to render in connection with such statements, and any other appropriate matter; and (v) make such reports and recommendations to the Board of Directors in connection with the foregoing as it shall deem appropriate or as the Board of Directors may request, and take such action thereon as the Board of Directors may direct it to take. The Audit committee is comprised of Messrs. Bernard A. Capaldi, Edward D. Muir and Edward T. Pratt, Jr. Mr. Muir was appointed to replace James A. Colquitt in November 1995. The Audit committee met six times during 1995.

  Executive Committee. The Executive Committee exercises all of the power and authority of the Board of Directors during the interim between meetings of the Board of Directors. The Executive Committee is comprised of Messrs. Jack E. Pratt and Edward T. Pratt, Jr. Prior to his resignation in November 1995, William P. Weidner also served on the Executive Committee. The Executive Committee did not meet during 1995.

  Compensation Committee. The Compensation Committee reviews the compensation of the Company's executive officers. The Compensation Committee is comprised of Messrs. Edward D. Muir, Jack E. Pratt and William D. Pratt. Prior to his resignation in November 1995, James A. Colquitt also served on the Compensation Committee. The Compensation Committee met once during 1995. The report of the Compensation Committee appears in this Proxy Statement under the heading "Renumeration of Directors and Executive Officers."

Family Relationships

  Messrs. Jack E. Pratt, Edward T. Pratt, Jr. and William D. Pratt are brothers (the "Pratt Brothers"). Mr. Edward T. Pratt III, President of the Company, is the son of Mr. Edward T. Pratt, Jr. There is no other family relationship between any of the directors and any executive officers of the Company or its subsidiaries or affiliates.

Certain Relationships

  See "Transactions with Management" for certain transactions between directors and the Company or its subsidiaries or affiliates.

                                  MANAGEMENT

  The information called for by this item is incorporated herein by reference from Part III, Item 10, "Directors and Executive Officers of the Registrant," as included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

               REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The information called for by this item is incorporated herein by reference from Part III, Item 11, "Executive Compensation," as included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                            STOCK PRICE PERFORMANCE

  The information called for by this item is incorporated herein by reference from Part III, Item II, "Executive Compensation," as included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                         TRANSACTIONS WITH MANAGEMENT

  The information called for by this item is incorporated herein by reference from Part III, Item 13, "Certain Relationships and Related Transactions," as included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

  Subsequent to the filing date of the Company's Annual Report on Form 10-K, the note receivable from Metroplex Hotel Limited was renewed on similar terms and extended to May 31, 1997, at which time the remaining principal balance will be $13.4 million.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  Upon the recommendation of the Audit Committee and subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed Arthur Andersen LLP ("Andersen") to serve as the independent public accountants of the Company for its fiscal year ending December 31, 1996. Andersen, which has served as the independent public accountants of the Company since 1981, follows a policy of rotating the engagement partner every seven years. Other partners and non-partner personnel are rotated on a periodic basis. Representatives of Andersen are not expected to be present at the Annual Meeting to make a statement or to respond to questions. If the appointment of Andersen is not ratified by the stockholders, the Board of Directors will appoint other independent public accountants based upon the recommendation of the Audit Committee.

  The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Andersen.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1996.

                                OTHER BUSINESS

  The Board of Directors knows of no other business that may properly be, or that is likely to be, brought before the Annual Meeting. If, however, any other business should properly be presented to the Annual Meeting, the persons named in the accompanying Proxy will vote the Proxy as in their discretion they may deem desirable.

                             STOCKHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proposals for inclusion in the Company's proxy statement for consideration at its Annual Meeting of

Stockholders by submitting proposals to the Company in a timely manner. In order to be so included for the 1997 Annual Meeting, stockholder proposals must be received by the Company by January 3, 1997, and must otherwise comply with the requirements of Rule 14a-8.

                   COPIES OF THE ANNUAL REPORT ON FORM 10-K
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

  The Annual Report on Form 10-K covering the Company's year ended December 31, 1995, including audited financial statements, is enclosed herewith. The Form 10-K does not form any part of the materials for the solicitation of Proxies. The enclosed Form 10-K does not include all exhibits required to be filed with the Securities and Exchange Commission. However, these exhibits are listed in
Part III of the enclosed Form 10-K, and the Company will furnish, for a minimal charge, any such exhibit to each stockholder upon written request. Written requests for exhibits should be directed to Mr. Albert J. Cohen, Principal Financial Officer, Pratt Hotel Corporation, Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240.

                    BY ORDER OF THE BOARD OF DIRECTORS


                    William D. Pratt, Secretary

July 3, 1996
Dallas, Texas



  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                            PRATT HOTEL CORPORATION
                        Two Galleria Tower, Suite 2200
                            13455 Noel Road, LB 48
                             Dallas, Texas  75240

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints William D. Pratt and Edward T. Pratt Jr. as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and vote as designated below, all of the shares of the Common Stock of Pratt Hotel Corporation (the "Company") held of record by the undersigned on June 21, 1996, at the Annual Meeting of Stockholders to be held on July 31, 1996, or any adjournment(s) thereof.

1. PROPOSAL TO ELECT AS DIRECTORS OF THE COMPANY THE FOLLOWING PERSONS TO HOLD OFFICE UNTIL THE 1997 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

 FOR ALL nominees listed below                WITHHOLD AUTHORITY
 ___(except as marked to the contrary below)  ___to vote for all nominees below.

    Bernard A. Capaldi, Edward D. Muir, Jack E. Pratt, Edward T. Pratt, Jr.
                             and William D. Pratt

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1996.

               ___FOR        ___AGAINST            ___ABSTAIN


________________________________________________________________________________
                        (please sign on the other side)

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS UNDER PROPOSAL 2.

                                        Dated:____________________________, 1996


                                        ________________________________________
                                                       Signature


                                        ________________________________________
                                               Signature if Held Jointly

Please execute this Proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.